                                                           Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 30, 2004 relating to the financial statements and financial statement schedule, which appears in the 2004 Annual Report to Shareholders of Aehr Test Systems, which is incorporated by reference in Aehr Test Systems' Annual Report on Form 10-K for the year ended May 31, 2004.


/s/PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 8, 2004